                                                     Registration No. 333-65909

     As filed with the Securities and Exchange Commission on March 4, 2003

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                         PENNZOIL-QUAKER STATE COMPANY
             (Exact name of registrant as specified in its charter)



                DELAWARE                                   76-0200625
      (State or other jurisdiction                        (IRS Employer
           of incorporation)                         Identification Number)




                                 P.O. Box 2967
                             Houston, TX 77252-2967
                                 (713) 546-4000
              (Address, including zip code, and telephone number,
                 including area code, or registrant's principal
                               executive offices)


                               William C. Lowrey
                       Vice President and General Counsel
                         Pennzoil-Quaker State Company
                                 910 Louisiana
                               Houston, TX 77006
                                 (713) 241-6161
               (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
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              Pursuant to a Registration Statement on Form S-3, Registration
No. 333-65909, effective October 20, 1998, Pennzoil-Quaker State Company (the "Company") registered for sale from time to time an indeterminate amount of (1) unsecured debt securities consisting of senior notes and debentures and subordinated notes and debentures, and/or other unsecured evidences of indebtedness in one or more series; (2) shares of common stock; (3) shares of preferred stock, in one or more series, which may be convertible into or exchangeable for common stock or debt securities; and (4) warrants to purchase debt securities, preferred stock, common stock or other securities (the "Securities"), up to a total aggregate initial offering price for all such Securities combined not to exceed $1,000,000,000 (the "Shelf Registration"). The Company hereby withdraws from registration all such Securities remaining unsold under the Shelf Registration as of the date of this Post-Effective Amendment No. 1.


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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post Effective Amendment No. 1 to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 3, 2003.

                                      Pennzoil Quaker-State Company


                                      By:      /s/ D.J. Pirret
                                               ------------------------------
                                               D.J. Pirret
                                               President


                  Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

NAME                    TITLE                                    DATE
----                    -----                                    ----

                        Chairman, President, Chief Executive
/s/ D.J. Pirret         Officer and Director (principal          March 3, 2003
------------------      executive officer)
D.J. Pirret
                        Vice President, Chief Financial
                        Officer, Treasurer and Director
/s/ D.J. Palmer         (principal accounting and finance        March 3, 2003
-------------------     officer)
D.J. Palmer

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